EXHIBIT 23.1

CONSENT OF STONEFIELD JOSEPHSON, INC., INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2010 with respect to the consolidated financial statements of Alliance Fiber Optic Products, Inc. for the years ended December 31, 2009 and December 31, 2008, included in the Annual Report on Form 10-K for the years then ended.

/s/ Stonefield Josephson, Inc.

Stonefield Josephson, Inc
San Francisco, California

October 19, 2010